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                              EXHIBITS 5 AND 23.1


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                               THE HOME DEPOT
                          2455 Paces Ferry Road, N.W.
                            Atlanta, GA 30339-4024


February 29, 1996



Board of Directors
The Home Depot, Inc.
2455 Paces Ferry Road
Atlanta, Georgia 30339

      Re: The Home Depot, Inc., Registration Statement on Form S-8 for FutureBuilder Plan, No. 33-

Ladies and Gentlemen:

      In connection with the registration of 5,000,000 shares of the Common Stock, par value $.05 and interests (the "Securities") of The Home Depot, Inc., (the "Company') issuable under the Company's FutureBuilder Plan, I have examined the following:

1.    A copy of Registration Statement No. 33-    to be filed with the
      Securities and Exchange Commission on or about February 29, 1996, and the Exhibits to be filed with and as a part of said Registration Statement;

2. A copy of the Restated Certificate of Incorporation of the Company, as amended, as referred to in said Registration Statement;

3. A copy of the By-Laws of the Company, as amended, as referred to in said Registration Statement; and

4. Copies of the minutes of meetings of the Board of Directors of the Company or committees thereof, deemed by me to be relevant to this opinion.

      Further, in connection with this matter, I have reviewed certain of the Company's proceedings with respect to the authorization of the issuance of such Securities and with respect to the filing of said Registration Statement.

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Board of Directors
February 29, 1996
Page 2


      Based on the foregoing, it is my opinion that:

      a. the Company is a corporation in good standing, duly organized and validly existing under the laws of the State of Delaware;

      b. the necessary corporate proceedings and actions legally required for the registration of the Securities have been held and taken;

      c. the issuance and sale of the Securities has been duly and validly authorized; and

      d. the shares of Common Stock of the Company, when issued, will be fully paid, non-assessable and free of preemptive rights.

      I consent to the filing of this opinion as an Exhibit to the aforementioned Registration Statement on Form S-8. In giving this, I do not thereby admit I come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,


/s/Lawrence K. Menter
Lawrence K. Menter
Senior Corporate Counsel & Assistant Secretary